Exhibit 10.16

NON-QUALIFIED STOCK OPTION AGREEMENT
     NON-QUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) made as of the date specified on Annex A attached hereto (the “Grant Date”), between R.H. Donnelley Corporation, a Delaware corporation (the “Company”), and the undersigned individual (the “Participant”), pursuant to the R.H. Donnelley Corporation 2005 Stock Award and Incentive Plan (as may be amended from time to time, the “2005 Plan”), a copy of which you may access electronically on the RHD Intranet under “Human Resources”. Unless otherwise defined herein, the terms defined in the 2005 Plan shall have the same defined meanings in this Option Agreement.
     In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the validity and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:
     1. Grant of Option. The Company hereby grants to the Participant the right and option (this “Option”) to purchase all or any part of an aggregate of the number of shares specified on Annex A of the Company’s Common Stock, par value $1.00 per share (the “Shares”). This Option is in all respects limited and conditioned as hereinafter provided, and is subject to the terms and conditions of the 2005 Plan (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any terms of this Option Agreement). This Option is a non-qualified Option and not an Incentive Stock Option.
     2. Exercise Price. The exercise price per share of the Shares purchasable under this Option is specified on Annex A (the “Exercise Price”), which is equal to the Fair Market Value of Stock as of the Grant Date.
     3. Term. Unless earlier terminated pursuant to the 2005 Plan or this Option Agreement, this Option shall expire on the expiration date specified on Annex A (the “Expiration Date”), which is the seventh anniversary of the Grant Date. This Option shall not be exercisable on or after the Expiration Date.
     4. Exercise of Option. Unless otherwise specified on Annex A, this Option may be exercised in three equal installments of the Shares on each of the first three anniversaries of the Grant Date, so that this Option shall be exercisable as to all Shares on the last such anniversary. Any portion of this Option that becomes exercisable in accordance with the foregoing shall remain exercisable, subject to the 2005 Plan or this Option Agreement (including without limitation Paragraph 8), until the Expiration Date or until other termination of this Option in accordance with the 2005 Plan. Prior to the exercise of this Option and delivery of the resulting Shares, the Participant shall not have any rights of a stockholder with respect to this Option or the Shares subject to this Option.
     5. Method of Exercising Option. (a) Subject to the terms and conditions of the 2005 Plan and this Option Agreement, this Option may be exercised upon written notice to the Company at its principal office, which is currently located at 1001 Winstead Drive, Cary, NC 27513, Attention: Vice President — Compensation. Such notice (a suggested form of which is attached as Annex B) shall state the Participant’s election to exercise this Option and the number of shares with respect to which it is being exercised; shall be signed by the Participant (or permitted assignee or legal representative); shall, if the Company so requests, be accompanied by the investment representation statement referred to in Paragraph 6; and shall be accompanied by payment of the full Exercise Price of the Shares with respect to which this Option is exercised. The Exercise Price shall be paid to the Company:
     (i) in cash or its equivalent;
     (ii) in Stock previously acquired by the Participant; provided that such shares of Stock have been owned by the Participant for more than 6 months on the date of exercise and have a Fair Market Value as of the date of exercise equal to the Exercise Price of the Shares with respect to which this Option is exercised; or
     (iii) in any combination of (i) or (ii) above.
In the event such Exercise Price is to be paid, in whole or in part, with shares of Stock, the Committee may impose additional requirements on the payment of the Exercise Price through the surrender of such Stock.
     (b) Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the Shares with respect to which this Option is so exercised. The certificate or certificates for the Shares as to which this Option shall have been so exercised shall be registered in the name of the person or persons so exercising this Option (or, if this Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising this Option, shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship or a trust established by the Participant for estate planning purposes) and shall be delivered as provided above to or upon the written order of the person or persons exercising this Option. In the event this Option is exercised by any person or persons after the legal disability or death of the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Option. All Shares that shall be purchased upon the exercise of this Option as provided herein shall be fully paid and non-assessable by the Company.
     (c) Notwithstanding any provision in this Paragraph 5 to the contrary, this Option may be exercised in such other manner consistent with the 2005 Plan and applicable law as from time to time may be authorized in writing by the Company with respect to such “cashless” option exercise arrangements as the Company from time to time may maintain with securities brokers. Any such arrangements and written authorizations may be terminated at any time by the Company without notice to the Participant.
     6. Shares to be Purchased for Investment. In the event the offer and sale of Shares to be purchased upon the exercise of this Option are not covered by a then effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company may require as a condition to such exercise the Participant (or other person entitled to exercise this Option) to deliver to the Company an investment representation statement, as well as any other documentation or information as the Committee shall reasonably request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act or of any state laws or regulations. Such restrictions may, at the discretion of the Company, be noted or set forth in full on the share certificates issued upon exercise of this Option.
     7. Non-Transferability of Option; Forfeiture. (a) This Option shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Participant to any party (other than the Company or its subsidiary or affiliate), or assigned or transferred by the Participant, other than by will or the laws of descent and distribution or to a Beneficiary upon the death of the Participant, and during the lifetime of the Participant, this Option shall be exercisable only by the Participant or his or her guardian or legal representative, except that this Option may be transferred to one or more transferees during the lifetime of the Participant and may be exercised by such transferees in accordance with the terms of this Option, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales of Shares will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A Beneficiary, transferee or other person claiming any rights under the 2005 Plan from or through the Participant shall be subject to all terms and conditions of the 2005 Plan and this Option Agreement, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
     (b) This Option, any Shares purchased hereunder and any gains realized upon exercise of this Option are subject to forfeiture under certain circumstances in accordance with Section 11 of the 2005 Plan.
     8. Termination of Employment. (a) Exercisability Upon Termination by Death, Disability or Retirement. If the Participant’s employment by the Company or any subsidiary or affiliate terminates by reason of death, Disability (as defined below) or Retirement (as defined below), this Option may be exercised until the earlier to occur of one year after the date of such termination or the Expiration Date, to the full extent of this Option, regardless of the extent to which it was exercisable at the time of such death, Disability or Retirement; provided, however, that in the event of Early Retirement (as defined below), the entire vested portion of this Option and 50% of the unvested portion of this Option shall be exercisable during such period. Upon expiration of any such post-termination exercise period, this Option shall terminate.
     (b) Effect of Other Termination. Unless otherwise determined by the Committee, if the Participant’s employment by the Company or any subsidiary or affiliate terminates for any reason, other than death, Disability or Retirement or for Cause, this Option shall be exercisable during the period of 90 days after such termination or until the Expiration Date, whichever period is shorter, but only to the extent to which this Option was exercisable at the time of such termination. If such termination is for Cause, then this Option shall terminate upon such termination, unless otherwise determined by the Committee. Upon expiration of any such post-termination exercise period, this Option shall terminate.
     (c) Definitions. The term “Disability” shall have the meaning defined for such term in the long-term disability plan of the Company, as in effect from time to time, and the term “Retirement” shall mean your termination after your attaining (i) age 50 years with 20 years of service with the Company or any of its subsidiaries or affiliates (“Early Retirement”), (ii) age 55 years with 10 years of service with the Company or any of its subsidiaries or affiliates or (iii) age 65 years without regard to years of such service.
     9. Change in Control. Notwithstanding Section 10 of the 2005 Plan, upon a Change in Control, this Option shall terminate automatically with respect to all unvested Shares covered by this Option at that time and the Participant shall be entitled to an amount of cash equal to the excess of the Change in Control Price over the Exercise Price, multiplied by the number of unvested Shares, and all vested shares shall remain subject to and governed by Section 10 of the Plan; provided, however, that the transactions contemplated by that certain Preferred Stock and Warrant Purchase Agreement, dated as of September 21, 2002, by and among the Company and the investors listed therein (as amended and supplemented to date and from time to time, the “Preferred Stock and Warrant Purchase Agreement”), including, without limitation, the initial issuance of the Preferred Shares and the Warrants (each as defined in the Preferred Stock and Warrant Purchase Agreement) and any other issuances or other matters provided therein, shall not constitute a Change in Control as defined in Section 10(c) of the 2005 Plan.
     10. No Guarantee of Continued Employment or Other Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO PARAGRAPH 4 IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT TO TERMINATE OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT AT ANY TIME, WITH OR WITHOUT CAUSE.
     11. Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any payment relating to this Option, including from a distribution of Stock, or any payroll or other payment to the Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving this Option, and to take such other action as the Committee may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to this Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Notwithstanding any provision in the 2005 Plan to the contrary, only the minimum amount of Stock deliverable in connection with this Option necessary to satisfy statutory withholding requirements will be withheld.
     12. Governing Law; Entire Agreement; Option Surrender. (a) The validity, construction and effect of this Option Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law, and applicable provisions of federal law.
     (b) The 2005 Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Any modification of this Option Agreement must be in writing signed by the Company (oral statements by any person cannot modify this Option Agreement). Decisions of the Committee with respect to the administration and interpretation of the 2005 Plan and this Option Agreement shall be final, conclusive and binding on all persons interested therein.
     (c) As a condition to the right to exercise this Option, the Participant must not have theretofore delivered to the Company a written document signed by the Participant surrendering the Option to the Company.
IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its duly authorized officers and the Participant has executed this Option Agreement, each on Annex A, as of the Grant Date.

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